UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2018

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

As previously reported, on March 12, 2018, Orexigen Therapeutics, Inc. (the “Company”) filed a voluntary petition for bankruptcy protection under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 18-10518).

On August 30, 2018, the Company filed its monthly operating report with the Bankruptcy Court for the reporting period of July 1 to July 31, 2018 (the “Monthly Operating Report”), a copy of which is attached hereto as Exhibit 99.1.

Cautionary Statements Regarding the Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope and has been prepared solely for the purpose of complying with requirements of the Bankruptcy Court. The Monthly Operating Report was not reviewed by independent accountants, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment. The financial information in the Monthly Operating Report is not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosures. The Monthly Operating Report also relates to periods which are different from the historical periods required in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Cautionary Statements Regarding Trading in the Company’s Securities

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Chapter 11 process will be highly speculative and will pose substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 process. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 hereto may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. We often use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions to identify forward-looking statements. All statements contained in this Current Report and exhibits hereto that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Current Report and exhibits hereto should be considered forward-looking statements. Actual results or events could differ materially from those indicated in forward-looking statements as a result of risks and uncertainties, including, among others, the potential adverse impact of the Chapter 11 filings on our liquidity or results of operations, changes in our ability to meet financial obligations during the Chapter 11 process or to maintain contracts that are critical to our operations, the outcome or timing of the Chapter 11 process, the effect of the Chapter 11 filings or related asset sale on our relationships with third parties, regulatory authorities and employees, proceedings that may be brought by third parties in connection with the Chapter 11 process and the timing or amount of any distributions to the Company’s stakeholders. Many of such factors relate to events and circumstances that are beyond the Company’s control. You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this Current Report or exhibits hereto.

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing. The filing of this current report (including Exhibit 99.1 attached hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely by Regulation FD.

Additional Information regarding the Chapter 11 Case

Additional information about the Chapter 11 process and asset sale, as well as other documents related to the restructuring and reorganization proceedings, is available through the Company’s claims agent Kurtzman Carson Consultants LLC at www.kccllc.net/orexigen. Information contained on, or that can be accessed through, such web site or the Bankruptcy Court’s web site is not part of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1	Monthly Operating Report, dated August 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.

Date: September 4, 2018	By:	/s/ Thomas P. Lynch
	Name:	Thomas P. Lynch
	Title:	Chief Administrative Officer, General Counsel, President, Secretary and Treasurer